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                                                                    Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Waypoint Financial Corp.


We consent to the incorporation by reference in the registration statement (No. 333-xxxxx) on Form S-4 of Sovereign Bancorp, Inc. of our report dated March 9, 2004 with respect to the consolidated statements of financial condition of Waypoint Financial Corp. as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended December 31, 2003 and 2002, which report appears in the December 31, 2003 annual report on Form 10-K of Waypoint Financial Corp., and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to a change in accounting for goodwill during 2002.

Our report refers to our audit of the adjustments and disclosures that were applied to revise and restate the 2001 consolidated financial statements, as more fully described in Notes 10 and 24 to the December 31, 2003 consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments and disclosures.


/s/ KPMG LLP


Harrisburg, Pennsylvania
July 21, 2004